Exhibit 99.1

NEWS RELEASE

2108 East South Boulevard	Montgomery, Alabama 36116	Telephone 334-288-3900

FINANCIAL CONTACT:	MEDIA CONTACT:
Stephen G. Rutledge	David Rickey Senior Vice President,
SVP, CFO and CIO	Vice President – Public Relations
(334)613-4500	(334)613-4034

ALFA CORPORATION REPORTS 2007 RESULTS

Montgomery, Alabama (March 12, 2008) — Alfa Corporation (NASDAQ:ALFA) today announced financial results for the year ended December 31, 2007. Operating income for the year was $94,225,423, or $1.15 per diluted share, compared with operating income of $103,676,787, or $1.28 per diluted share for 2006, a decrease of 9.6% on a per share basis. Net income, which includes net realized investment gains, was $93,508,467, or $1.15 per diluted share for 2007, compared with $105,888,237, or $1.30 per diluted share in 2006, a per share decrease of 12.2%. Premiums and policy charges increased 4.0% to $714,838,275 for 2007.

Operating income for the fourth quarter of 2007 was $20,905,197, or $0.26 per diluted share, compared with fourth quarter 2006 operating income of $32,321,887, or $0.40 per diluted share. After net realized investment gains, net income for the fourth quarter of 2007 was $18,778,831, or $0.23 per diluted share, compared with $33,004,673, or $0.41 per diluted share, in the prior-year period. Premiums and policy charges increased 2.1% to $177,888,996 for the final three months of 2007.

Alfa’s results for the fourth quarter were affected by expenses associated with the previously announced definitive merger agreement with Alfa Mutual Insurance Company and Alfa Mutual Fire Insurance Company (referred to collectively as the Alfa Mutual Group) pursuant to which the Alfa Mutual Group, which owns a majority of Alfa Corp.’s common stock, will acquire for $22.00 per share all of the outstanding shares of Alfa Corp.’s common stock that it does not currently own. This transaction will result in Alfa Corp. being delisted with NASDAQ and becoming a privately held corporation owned jointly by the Alfa Mutual Group. Costs associated with this transaction added approximately $6 million of additional expense in the fourth quarter of 2007, resulting in an earnings decline of $0.07 per diluted share during the quarter.

Also, during the fourth quarter of 2007, Alfa Corporation recorded a loss of approximately $1,700,000 or $0.02 per diluted share resulting from its 41% ownership in MidCountry Financial Corp. In the quarter, reserves associated with MidCountry’s loan portfolios were strengthened.

In the fourth quarter of 2006, Alfa Corporation released $3,300,000 in reserves previously held for uncertain tax positions. This had a favorable impact on fourth quarter 2006 earnings of $0.04 per diluted share.

Full-year 2007 results were also affected when MidCountry Financial Corp. experienced a loss in its mortgage portfolio on loans originated by a company headquartered in Florida and primarily concentrated in Florida. This same entity defrauded MidCountry in the amount of $7,900,000 by misappropriating large principal payments on construction loans being serviced for MidCountry. The impact of this extraordinary loss on Alfa Corporation, resulting from its 41% ownership, was approximately $3,150,000 after-tax, or $0.03 per diluted share.

-END-

Alfa Corporation is engaged in insurance and financial activities through its subsidiaries. The common stock of Alfa Corporation is traded on the Nasdaq Stock Market’s National Market under the symbol ALFA.

Investors are cautioned that statements in this press release which relate to the future are, by their nature, uncertain and dependent upon numerous contingencies – including political, economic, regulatory, climatic, competitive, legal, and technological – any of which could cause actual results and events to differ materially from those indicated in such forward-looking statements. Additional information regarding these and other risk factors and uncertainties may be found in Alfa Corporation’s filings with the Securities and Exchange Commission.

-END-

ALFA CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	Years Ended December 31,			Statistics		Three Months Ended December 31,			Statistics
	2007	2006	% Change	2007	2006	2007	2006	% Change	2007	2006
Revenues
Premiums - Property and Casualty Insurance	625,938,511	604,241,557	3.59			155,490,330	153,799,283	1.10
Premiums - Life Insurance	50,740,513	46,019,117	10.26			13,003,112	11,539,534	12.68
Policy Charges - Life Insurance	38,159,251	36,825,726	3.62			9,395,554	8,946,229	5.02
Net Investment Income	94,804,825	93,262,710	1.65			19,273,753	26,155,184	(26.31)
Other Income	27,685,404	28,386,795	(2.47)			5,864,870	7,644,792	(23.28)

Total Revenues	837,328,504	808,735,905	3.54			203,027,619	208,085,022	(2.43)

Benefits, Losses and Expenses
Benefits, Claims, Losses and Settlement Expenses	480,548,807	458,175,979	4.88	57.39	56.65	117,066,707	111,608,379	4.89	57.66	53.64
Dividends to Policyholders	4,246,480	4,134,455	2.71	0.51	0.51	1,149,633	1,093,607	5.12	0.57	0.53
Amortization of Deferred Policy Acquisition Costs	134,741,937	130,041,533	3.61	16.09	16.08	29,339,436	35,187,709	(16.62)	14.45	16.91
Other Operating Expenses	92,083,066	80,790,556	13.98	11.00	9.99	28,547,357	22,151,058	28.88	14.06	10.65

Total Benefits, Losses and Expenses	711,620,290	673,142,523	5.72	84.99	83.23	176,103,133	170,040,753	3.57	86.74	81.72

Income Before Income Tax Expense	125,708,214	135,593,382	(7.29)	15.01	16.77	26,924,486	38,044,269	(29.23)	13.26	18.28
Income Tax Expense	31,482,791	31,916,595	(1.36)	25.04	23.54	6,019,289	5,722,382	5.19	22.36	15.04

Operating Income	94,225,423	103,676,787	(9.12)			20,905,197	32,321,887	(35.32)
Realized Investment Gains/(Losses), Net of Tax	(716,956)	2,211,450	(132.42)			(2,126,366)	682,786	(411.42)

Net Income	93,508,467	105,888,237	(11.69)			18,778,831	33,004,673	(43.10)

Operating Income Per Share - Basic	1.17	1.29	(9.42)			0.26	0.40	(35.56)

Operating Income Per Share - Diluted	1.15	1.28	(9.62)			0.26	0.40	(35.69)

Net Income Per Share - Basic	1.16	1.32	(11.98)			0.23	0.41	(43.32)

Net Income Per Share - Diluted	1.15	1.30	(12.18)			0.23	0.41	(43.43)

Dividends Per Share	0.4625	0.4300	7.56			0.1175	0.1100	6.82

Average Shares Outstanding - Basic	80,611,623	80,345,906	0.33			80,733,196	80,429,796	0.38

Average Shares Outstanding - Diluted	81,663,529	81,211,111	0.56			81,947,785	81,482,882	0.57

Management believes that operating income and operating income per share, non-GAAP financial measures, serve as meaningful tools for assessing the profitability of the Company’s ongoing operations. Operating income is defined by the Company as net income excluding realized investment gains and losses, net of applicable taxes. Operating income per share represents operating income divided by the weighted average shares outstanding for the reporting period. Management uses operating income and operating income per share as measures of the Company’s ongoing profitability since they eliminate the effect of securities market volatility from earnings.

ALFA CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2007	December 31, 2006	% Change
Assets
Investments:
Fixed Maturities Held for Investment, at amortized cost (fair value $32,336 in 2007 and $57,272 in 2006)	$30,217	$55,052	-45.11%
Fixed Maturities Available for Sale, at fair value (amortized cost $1,307,168,345 in 2007 and $1,436,188,473 in 2006)	1,306,366,704	1,446,693,702	-9.70%
Equity Securities Available for Sale, at fair value (cost $92,812,252 in 2007 and $101,177,606 in 2006)	90,042,579	111,427,207	-19.19%
Policy Loans	67,697,107	64,949,875	4.23%
Collateral Loans	121,505,553	128,685,111	-5.58%
Other Long-Term Investments	85,966,116	86,823,771	-0.99%
Short-Term Investments, at fair value (amortized cost $412,967,736 in 2007 and $167,683,154 in 2006)	413,003,223	167,683,154	146.30%

Total Investments	2,084,611,499	2,006,317,872	3.90%
Cash	35,059,563	37,218,109	-5.80%
Other Long-Term Investments in Affiliates	126,753,594	120,819,010	4.91%
Accrued Investment Income	15,800,561	17,026,711	-7.20%
Accounts Receivable	98,749,778	84,100,246	17.42%
Reinsurance Balances Receivable	10,004,929	6,015,853	66.31%
Deferred Policy Acquisition Costs	235,137,674	224,516,950	4.73%
Goodwill	9,576,218	9,576,218	0.00%
Other Intangible Assets (net of accumulated amortization of $2,050,200 in 2007 and $1,366,800 in 2006)	7,057,800	7,741,200	-8.83%
Other Assets	19,001,569	20,906,925	-9.11%

Total Assets	$2,641,753,185	$2,534,239,094	4.24%

Liabilities and Stockholders’ Equity
Policy Liabilities and Accruals - Property and Casualty Insurance	$187,701,565	$172,664,652	8.71%
Policy Liabilities and Accruals - Life Insurance Interest-Sensitive Products	687,237,890	646,354,761	6.33%
Policy Liabilities and Accruals - Life Insurance Other Products	221,835,651	205,449,027	7.98%
Unearned Premiums	240,275,755	236,481,371	1.60%
Dividends to Policyholders	12,190,719	11,882,776	2.59%
Premium Deposit and Retirement Deposit Funds	4,534,402	4,921,879	-7.87%
Deferred Income Taxes	3,171,775	25,547,554	-87.58%
Other Liabilities	80,051,500	75,222,398	6.42%
Due to Affiliates	27,621,447	24,355,859	13.41%
Commercial Paper	197,367,051	206,923,215	-4.62%
Notes Payable	70,000,000	70,000,000	0.00%
Notes Payable to Affiliates	31,402,470	27,516,459	14.12%

Total Liabilities	1,763,390,225	1,707,319,951	3.28%

Commitments and Contingencies
Stockholders’ Equity :
Preferred Stock, $1 par value Shares authorized: 1,000,000 Issued: None	—	—	0.00%
Common Stock, $1 par value Shares authorized: 110,000,000 Issued: 83,783,024 Outstanding: 80,761,779 in 2007 and 80,459,113 in 2006	83,783,024	83,783,024	0.00%
Capital in Excess of Par Value	34,169,542	27,502,452	24.24%
Accumulated Other Comprehensive Income (unrealized gains/(losses) on securities available for sale, net of tax, of ($662,496) in 2007 and $14,019,988 in 2006; pension liability adjustment, net of tax, of $703,495 in 2007; unrealized gains on interest rate swap contract, net of tax, of $105,541 in 2006; unrealized gains on other long-term investments, net of tax, of $306,260 in 2007 and $75,006 in 2006)	347,259	14,200,535	-97.55%
Retained Earnings	794,972,513	738,811,778	7.60%
Treasury Stock, at cost (shares, 3,021,245 in 2007 and 3,323,911 in 2006)	(34,909,378)	(37,378,646)	-6.61%

Total Stockholders’ Equity	878,362,960	826,919,143	6.22%

Total Liabilities and Stockholders’ Equity	$2,641,753,185	$2,534,239,094	4.24%

Book Value per share	$10.88	$10.28

Alfa Corporation

Investor Supplement

Fourth Quarter 2007

This Investor Supplement is for informational purposes only. The consolidated financial statements and financial exhibits included herein are unaudited. These consolidated financial statements and exhibits should be read in conjunction with the consolidated financial statements and notes thereto included in Form 10-K.

Measures used in these financial statements and exhibits that are not based on generally accepted accounting principles (“non-GAAP”) are denoted with an asterisk (*) the first time they appear. These measures are defined on the page “Definitions of Non-GAAP, GAAP and Operating Measures” and are reconciled to the most directly comparable GAAP measure herein.

ALFA CORPORATION

PROPERTY/CASUALTY SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Twelve Months Ended December 31,			Ratios		Three Months Ended December 31,			Ratios
	2007	2006	% Change	2007	2006	2007	2006	% Change	2007	2006
INCOME STATEMENT
Revenues
Automobile Premiums	$387,474	$379,762	2.0			$95,219	$96,318	(1.1)
Homeowner Premiums	219,707	207,297	6.0			55,394	52,189	6.1
Other Premiums	18,758	17,183	9.2			4,877	5,292	(7.8)

Total Premiums - Property and Casualty Insurance	625,939	604,242	3.6	100.0%	100.0%	155,490	153,799	1.1	100.0%	100.0%
Net Investment Income	45,413	39,417	15.2			10,870	10,640	2.2
Other Income	14,540	13,650	6.5			3,032	3,406	(11.0)

Total Revenues	685,892	657,309	4.3			169,392	167,845	0.9
Benefits, Losses and Expenses
Incurred Losses (Non-storm)	352,050	336,537	4.6	56.2%	55.7%	89,278	86,884	2.8	57.4%	56.5%
Incurred Losses (Storm)	13,916	13,781	1.0	2.2%	2.3%	(1)	8	(112.5)	0.0%	0.0%
Loss Adjustment Expense	30,701	30,015	2.3	4.9%	5.0%	6,716	7,955	(15.6)	4.3%	5.2%

Total Benefits, Claims, Losses and Settlement Expenses	396,667	380,333	4.3	63.3%	63.0%	95,993	94,847	1.2	61.7%	61.7%
Amortization of Deferred Policy Acquisition Costs	120,554	118,961	1.3	19.3%	19.7%	27,057	32,132	(15.8)	17.4%	20.9%
Other Operating Expenses	55,018	49,026	12.2	8.8%	8.1%	16,133	11,741	37.4	10.4%	7.6%

Total Operating Expenses	175,572	167,987	4.5	28.1%	27.8%	43,190	43,873	(1.6)	27.8%	28.5%

Total Benefits, Losses and Expenses	572,239	548,320	4.4	91.4%	90.8%	139,183	138,720	0.3	89.5%	90.2%

Income Before Income Tax Expense	113,653	108,989	4.3			30,209	29,125	3.7
Income Tax Expense	28,278	23,954	18.1			7,662	3,153	143.0

Operating Income *	85,375	85,035	0.4			22,547	25,972	(13.2)
Realized Investment Gains (Losses), Net of Tax	266	(3,110)	108.6			1,952	(1,246)	256.7

Net Income	$85,641	$81,925	4.5			$24,499	$24,726	(0.9)

Operating Income Per Share - Diluted *	$1.05	$1.05	(0.2)			$0.28	$0.32	(13.7)
Net Income Per Share - Diluted	$1.05	$1.01	4.0			$0.30	$0.30	(1.5)

Operating Return on Equity*	16.4%	17.9%

Return on Equity*	16.4%	17.2%

Other Key Information
Earned Premium by Market
Alabama	$450,749	$440,192	2.4	72.0%	72.9%	$113,150	$110,946	2.0	72.8%	72.1%
Georgia	32,326	31,670	2.1	5.2%	5.2%	8,189	7,925	3.3	5.3%	5.2%
Mississippi	44,937	40,674	10.5	7.2%	6.7%	11,557	10,488	10.2	7.4%	6.8%
Alliance/VA Mutual	25,707	21,239	21.0	4.1%	3.5%	6,798	5,206	30.6	4.4%	3.4%
Nonstandard	72,220	70,467	2.5	11.5%	11.7%	15,796	19,234	(17.9)	10.2%	12.5%

Total Earned Premium	$625,939	$604,242	3.6	100.0%	100.0%	$155,490	$153,799	1.1	100.0%	100.0%

Incurred Losses by Market (Non-storm)
Alabama	$241,055	$238,606	1.0	53.5%	54.2%	$61,483	$59,410	3.5	54.3%	53.5%
Georgia	22,753	20,024	13.6	70.4%	63.2%	6,221	4,266	45.8	76.0%	53.8%
Mississippi	26,323	19,684	33.7	58.6%	48.4%	7,583	5,391	40.7	65.6%	51.4%
Alliance/VA Mutual	11,959	12,064	(0.9)	46.5%	56.8%	3,627	4,265	(15.0)	53.4%	81.9%
Nonstandard	49,960	46,159	8.2	69.2%	65.5%	10,364	13,552	(23.5)	65.6%	70.5%

Total Incurred Losses	$352,050	$336,537	4.6	56.2%	55.7%	$89,278	$86,884	2.8	57.4%	56.5%

Lapse Ratio: Preferred and Standard Classes *	3.39%	3.50%				3.66%	3.70%
Net Written Premium by LOB
Automobile	$384,294	$391,190	(1.8)			$90,228	$91,600	(1.5)
Homeowner	222,133	212,717	4.4			50,888	49,267	3.3
Other	19,228	18,118	6.1			4,253	4,787	(11.2)

Total Net Written Premium	$625,655	$622,025	0.6			$145,369	$145,654	(0.2)

Net Written Premium by Market
Alabama	$452,623	$445,158	1.7			$106,707	$105,804	0.9
Georgia	32,493	32,010	1.5			7,785	7,568	2.9
Mississippi	46,802	43,832	6.8			12,036	10,873	10.7
Alliance/VA Mutual	27,138	20,662	31.3			7,082	5,245	35.0
Nonstandard	66,599	80,363	(17.1)			11,759	16,164	(27.3)

Total Net Written Premium	$625,655	$622,025	0.6			$145,369	$145,654	(0.2)

Data may differ from actual due to rounding.

Market information reflects presentation change for Nonstandard.

ALFA CORPORATION

LIFE SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Twelve Months Ended December 31,			Ratios		Three Months Ended December 31,			Ratios
	2007	2006	% Change	2007	2006	2007	2006	% Change	2007	2006
INCOME STATEMENT
Revenues
Traditional Life Insurance Premiums	$50,358	$45,526	10.6			$13,003	$11,540	12.7
Universal Life Policy Charges	22,554	21,695	4.0			5,711	5,416	5.4
Universal Life Policy Charges - COLI	4,201	4,018	4.6			830	772	7.5
Interest-sensitive Life Policy Charges	11,403	11,113	2.6			2,854	2,758	3.5
Annuity Policy Charges	2	—	100.0			—	—	0.0
Group Life Insurance Premiums	529	493	7.3			—	—	0.0

Total Premiums and Policy Charges - Life Insurance	89,047	82,845	7.5	100.0%	100.0%	22,398	20,486	9.3	100.0%	100.0%
Net Investment Income	59,644	56,527	5.5			14,973	14,925	0.3
Other Income	—	—	0.0			—	—	0.0

Total Revenues	148,691	139,372	6.7			37,371	35,411	5.5
Benefits, Claims, Losses and Settlement Expenses	83,974	78,502	7.0	94.3%	94.8%	20,948	17,070	22.7	93.5%	83.3%
Dividends to Policyholders	4,246	4,134	2.7	4.8%	5.0%	1,150	1,094	5.1	5.1%	5.3%
Amortization of Deferred Policy Acquisition Costs	14,187	11,868	19.5	15.9%	14.3%	2,283	3,055	(25.3)	10.2%	14.9%
Other Operating Expenses	15,447	10,785	43.2	17.3%	13.0%	4,021	2,592	55.1	18.0%	12.7%

Total Benefits, Losses and Expenses	117,854	105,289	11.9	132.3%	127.1%	28,402	23,811	19.3	126.8%	116.2%

Income Before Income Tax Expense	30,837	34,083	(9.5)			8,969	11,600	(22.7)
Income Tax Expense	7,495	10,158	(26.2)			599	3,100	(80.7)

Operating Income	23,342	23,925	(2.4)			8,370	8,500	(1.5)
Realized Investment Gains (Losses), Net of Tax	(735)	5,373	(113.7)			(3,856)	1,946	(298.2)

Net Income	$22,607	$29,298	(22.8)			$4,514	$10,446	(56.8)

Operating Income Per Share - Diluted	$0.29	$0.29	(3.0)			$0.10	$0.10	(2.1)
Net Income Per Share - Diluted	$0.28	$0.36	(23.3)			$0.06	$0.13	(57.0)

Operating Return on Equity	6.8%	7.4%

Return on Equity	6.6%	9.1%

Other Key Information (all information presented on a STAT-basis)
Annualized New Business Premium by LOB
Traditional Life	$11,275	$12,186	(7.5)			$2,474	$2,397	3.2
Universal Life	3,339	3,501	(4.6)			676	669	1.0
Interest-sensitive Life	2,092	2,119	(1.3)			426	520	(18.1)

Total Issued New Business Premium by LOB	$16,706	$17,806	(6.2)			$3,576	$3,586	(0.3)

Annualized New Business Premium by Region
Alabama	$14,383	$15,477	(7.1)			$3,112	$3,133	(0.7)
Georgia	1,082	1,222	(11.5)			219	206	6.3
Mississippi	1,241	1,107	12.1			245	247	(0.8)

Total Issued New Business Premium by Region	$16,706	$17,806	(6.2)			$3,576	$3,586	(0.3)

Actual vs. Expected Mortality Ratio *	88%	104%				106%	111%
Persistency Ratio *	90.7%	90.7%

Data may differ from actual due to rounding.

ALFA CORPORATION

NONINSURANCE SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Twelve Months Ended December 31,			Three Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
INCOME STATEMENT
Revenues
Equity Interest in MidCountry Financial (net of expense)	$(7,287)	$1,385	(626.1)	$(3,486)	$416	(938.0)
Loan Income (net of expense)	5,037	780	545.8	942	1,054	(10.6)
Other Net Investment Income	2,418	726	233.1	1,209	655	84.6

Total Net Investment Income (Loss)	168	2,891	(94.2)	(1,335)	2,125	(162.8)
Fee/Commission Income - Agency Operations	31,549	37,215	(15.2)	6,160	9,427	(34.7)
Other Income	1,107	1,188	(6.8)	271	268	1.1

Total Other Income	32,656	38,403	(15.0)	6,431	9,695	(33.7)

Total Revenues	32,824	41,294	(20.5)	5,096	11,820	(56.9)
Benefits, Losses and Expenses
Claims and Settlement Expenses - Agency Operations	4,201	3,527	19.1	1,065	951	12.0
Other Operating Expenses - Loan/Lease Operations	4,151	4,859	(14.6)	1,041	1,045	(0.4)
Other Operating Expenses - Agency Operations	25,028	29,091	(14.0)	5,190	7,041	(26.3)
Other Operating Expenses - Other Operations	1,453	2,812	(48.3)	858	2,001	(57.1)

Total Benefits, Losses and Expenses	34,833	40,289	(13.5)	8,154	11,038	(26.1)

Income (Loss) Before Income Tax Expense (Benefit)	(2,009)	1,005	(299.9)	(3,058)	782	(491.0)
Income Tax Expense (Benefit)	(677)	679	(199.7)	(1,277)	585	(318.3)

Operating Income (Loss)	(1,332)	326	(508.6)	(1,781)	197	(1,004.1)
Realized Investment Gains (Losses), Net of Tax	(25)	(51)	51.0	—	(17)	100.0

Net Income (Loss)	$(1,357)	$275	(593.5)	$(1,781)	$180	(1,089.4)

Operating Income (Loss) Per Share - Diluted	$(0.02)	$0.00	(506.3)	$(0.02)	$0.00	(998.9)
Net Income (Loss) Per Share - Diluted	$(0.02)	$0.00	(590.7)	$(0.02)	$0.00	(1,083.8)

Operating Return on Equity	(1.6%)	0.4%

Return on Equity	(1.7%)	0.3%

Other Key Information	12/31/07	12/31/06	% Change
Alfa Financial Corporation:
Loan Portfolio	$121,140	$128,352	(5.6)
Loan Portfolio Yield *	8.11%	7.88%
Loan Gross Charge-offs	$794	$4,378
Loan Net Charge-offs	$(121)	$4,293
Loan Delinquency Ratio *	3.12%	1.99%
MidCountry Financial Corporation:
Carrying Value (41% and 42% ownership at 12/31/07 and
12/31/06, respectively)	$79,607	$57,240	39.1
Equity in Net Earnings	$(7,287)	$1,385	(626.1)
Return on Carried Value *	-10.6%	2.5%

Data may differ from actual due to rounding.

ALFA CORPORATION

CORPORATE SEGMENT AND ELIMINATIONS (UNAUDITED)

(in thousands, except ratios and per share data)

	Twelve Months Ended December 31,			Three Months Ended December 31,
	2007	2006	% Change	2007	2006	% Change
INCOME STATEMENT
Revenues
Premiums - Life Insurance	$(146)	$—	(100.0)	$—	$—	0.0
Investment Loss	(5,160)	(914)	(464.6)	(4,043)	(306)	(1,221.2)
Interest Expense	(5,260)	(4,660)	(12.9)	(1,191)	(1,229)	3.1

Total Net Investment Loss	(10,420)	(5,574)	(86.9)	(5,234)	(1,535)	(241.0)
Other Income	(19,511)	(23,666)	17.6	(3,598)	(5,457)	34.1

Total Revenues	(30,077)	(29,240)	(2.9)	(8,832)	(6,992)	(26.3)
Benefits, Losses and Expenses
Claims and Settlement Expenses	(4,293)	(4,187)	(2.5)	(939)	(1,260)	25.5
Amortization of Deferred Policy Acquisition Costs	—	(787)	100.0	—	—	0.0
Other Operating Expenses	(9,013)	(15,782)	42.9	1,304	(2,269)	157.5

Total Benefits, Claims, Losses and Settlement Expenses	(13,306)	(20,756)	35.9	365	(3,529)	110.3

Loss Before Income Tax Expense (Benefit)	(16,771)	(8,484)	(97.7)	(9,197)	(3,463)	(165.6)
Income Tax Expense (Benefit)	(3,612)	(2,874)	(25.7)	(965)	(1,117)	13.6

Operating Income (Loss)	(13,159)	(5,610)	(134.6)	(8,232)	(2,346)	(250.9)
Realized Investment Gains (Losses), Net of Tax	(223)	—	(100.0)	(223)	—	(100.0)

Net Income (Loss)	$(13,382)	$(5,610)	(138.5)	$(8,455)	$(2,346)	(260.4)

Operating Income (Loss) Per Share - Diluted	$(0.16)	$(0.07)	(133.3)	$(0.10)	$(0.03)	(248.9)
Net Income (Loss) Per Share - Diluted	$(0.16)	$(0.07)	(137.2)	$(0.10)	$(0.03)	(258.4)

Data may differ from actual due to rounding.

ALFA CORPORATION

INVESTMENT PORTFOLIO

(in thousands, except ratios and per share data)

	Twelve Months Ended December 31,						Three Months Ended December 31,
	2007	2006	% Change				2007	2006	% Change
Alfa Corporation Consolidated Investment Portfolio - Other Key Information
				Yields						Yields
Net Investment Income and Pre-tax Yield:				2007	2006					2007	2006
Fixed Income Securities	$84,279	$80,654	4.5	6.1%	5.7	% [1]	$19,886	$20,961	(5.1)	5.8%	5.9	% [1]
Equity Securities	3,513	4,284	(18.0)	3.5%	3.9%		838	1,357	(38.2)	3.3%	5.0%
Collateral Loans	10,260	10,125	1.3				2,564	2,586	(0.9)
Commercial Leases	129	187	(31.0)				40	34	17.6
Other Investment Income	22,567	23,564	(4.2)				4,848	6,847	(29.2)
Interest Expense	(15,926)	(15,438)	(3.2)				(3,804)	(3,971)	4.2
Investment Expenses	(10,018)	(10,113)	0.9				(5,098)	(1,659)	(207.3)

Total Net Investment Income	$94,804	$93,263	1.7				$19,274	$26,155	(26.3)

Investment Portfolio Composition:	12/31/07	12/31/06
Fixed Income Securities, by Rating: [2]
NAIC Rated Moody’s Rated
1 Aaa/Aa/A	$1,225,710	$1,353,897	(9.5)
2 Baa	66,939	83,338	(19.7)
3 Ba	8,779	2,060	326.2
4 B	1,969	4,454	(55.8)
5 Caa	—	—	0.0
6 In or near default	—	—	0.0
Not Rated	3,000	3,000	0.0

Total Fixed Income Securities	1,306,397	1,446,749	(9.7)
Equity Securities	90,043	111,427	(19.2)
Collateral Loans	121,506	128,685	(5.6)
Other Invested Assets	566,666	319,457	77.4

Total Investments	2,084,612	2,006,318	3.9
Investment In Affiliates	126,754	120,819	4.9

Total	$2,211,366	$2,127,137	4.0

[1]

Yield on Fixed Income Securities is calculated as annualized income divided by the average of the beginning and end of period amortized investment balances for the same 12-month period, which exclude unrealized investment gains and losses.

[2]	Investment Portfolio Composition values for Fixed Income Securities are based on fair value for available for sale securities and amortized value for held for investment securities.

Data may differ from actual due to rounding.

ALFA CORPORATION

QUARTERLY FINANCIAL SUPPLEMENT

December 31, 2007

(Unaudited)

Additional Information

	03:1Q	03:2Q	03:3Q	03:4Q	2003
Pretax P&C Net Investment Income	6,910,185	7,653,547	7,423,546	6,516,131	28,503,409
Pretax P&C Operating Income	20,276,043	16,813,874	16,415,815	16,120,258	69,625,990
P&C Statutory Invested Assets	619,015,221	626,103,044	640,677,141	643,775,395
P&C Statutory Surplus	300,514,053	308,384,829	314,946,117	323,362,342
P&C Loss & LAE Reserves (1)	144,689,722	145,691,012	147,585,697	139,589,753

Pretax Life Net Investment Income	11,534,769	10,948,305	10,843,170	11,408,366	44,734,610
Pretax Life Operating Income	5,630,299	6,071,633	5,514,256	9,528,981	26,745,169
Life Statutory Invested Assets	771,143,631	809,472,299	808,833,684	823,345,514
Life Statutory Surplus	127,075,494	130,374,293	133,237,013	144,834,065

	04:1Q	04:2Q	04:3Q	04:4Q	2004
Pretax P&C Net Investment Income	7,422,200	7,529,905	8,148,041	11,646,118	34,746,264
Pretax P&C Operating Income	26,792,114	19,926,490	21,346,862	22,743,798	90,809,264
P&C Statutory Invested Assets (2)	663,386,315	668,080,084	722,795,981	716,630,234
P&C Statutory Surplus	335,394,591	343,130,340	340,815,304	369,838,232
P&C Loss & LAE Reserves (1)	144,839,184	144,417,593	151,118,973	150,856,684

Pretax Life Net Investment Income	11,464,207	12,070,627	13,044,596	12,549,202	49,128,632
Pretax Life Operating Income	6,101,031	4,881,196	5,704,300	8,778,931	25,465,458
Life Statutory Invested Assets	850,439,601	865,246,778	876,301,256	890,441,591
Life Statutory Surplus	147,078,186	149,627,085	151,079,986	161,992,039

	05:1Q	05:2Q	05:3Q	05:4Q	2005
Pretax P&C Net Investment Income	9,310,764	8,926,932	11,232,799	10,729,178	40,199,673
Pretax P&C Operating Income	19,002,266	33,255,773	29,255,953	24,178,448	105,692,440
P&C Statutory Invested Assets (2)	705,855,331	715,563,873	720,574,977	733,114,630
P&C Statutory Surplus	372,285,887	385,401,304	398,052,284	407,475,146
P&C Loss & LAE Reserves (1)	145,569,327	141,926,723	149,282,527	157,988,560
Pretax Life Net Investment Income	12,226,938	13,061,800	12,661,842	13,012,004	50,962,584
Pretax Life Operating Income	7,722,260	7,001,604	6,004,445	9,749,301	30,477,610
Life Statutory Invested Assets	923,042,022	932,889,527	957,943,993	957,658,384
Life Statutory Surplus	163,786,697	167,102,347	171,890,971	177,189,239

	06:1Q	06:2Q	06:3Q	06:4Q	2006
Pretax P&C Net Investment Income	9,678,917	8,867,842	10,230,689	10,639,827	39,417,275
Pretax P&C Operating Income	19,996,255	32,528,491	27,338,061	29,125,239	108,988,046
P&C Statutory Invested Assets (2)	781,525,886	792,053,522	789,965,735	815,633,254
P&C Statutory Surplus	410,789,564	430,367,018	424,266,223	450,690,007
P&C Loss & LAE Reserves (1)	163,390,031	161,008,518	164,960,736	170,675,884

Pretax Life Net Investment Income	13,590,101	13,716,250	14,296,140	14,924,804	56,527,295
Pretax Life Operating Income	7,113,633	6,783,319	8,585,952	11,599,737	34,082,641
Life Statutory Invested Assets	1,002,957,159	999,648,875	1,017,945,275	1,031,591,536
Life Statutory Surplus	182,409,009	179,808,669	184,518,325	202,198,338

	07:1Q	07:2Q	07:3Q	07:4Q	2007
Pretax P&C Net Investment Income	11,561,426	11,282,501	11,699,476	10,869,737	45,413,140
Pretax P&C Operating Income	13,742,157	37,943,043	31,757,920	30,209,696	113,652,816
P&C Statutory Invested Assets (2)	858,199,394	868,459,544	871,242,094	767,482,436
P&C Statutory Surplus	458,720,955	468,199,817	481,907,743	508,912,184
P&C Loss & LAE Reserves (1)	186,168,206	184,182,945	183,219,117	184,637,311

Pretax Life Net Investment Income	14,638,077	15,097,218	14,935,394	14,973,146	59,643,835
Pretax Life Operating Income	4,685,844	9,774,858	7,404,663	8,970,167	30,835,532
Life Statutory Invested Assets	1,066,821,010	1,078,632,782	1,085,646,785	1,075,396,813
Life Statutory Surplus	206,159,735	215,767,284	220,258,634	213,437,747

(1)	P&C Loss & LAE Reserves for fourth quarter 2003, fourth quarter 2004 and periods beginning in 2005 include salvage and subrogation receivables.

(2)	P&C Statutory Invested Assets for fourth quarter 2004 and periods beginning in 2005 reflect a reclassification of premium installment plan receivables into Accounts Receivable.

Definitions of Non-GAAP, GAAP and Operating Measures

Management believes that disclosure of the following non-GAAP financial measures provides investors with meaningful tools to assess the Company’s ongoing operations. Our methods of calculating these measures may differ from those used by other companies, thereby limiting comparability.

Operating Income is defined as net income excluding realized investment gains and losses, net of applicable taxes. Management uses operating income as a measure of the Company’s ongoing profitability since it eliminates the effect of securities market volatility from earnings.

Operating Income per Share is defined as operating income divided by the weighted average shares outstanding for the reporting period. Management uses operating income per share as a measure of the Company’s ongoing profitability since it eliminates the effect of securities market volatility from earnings.

Operating Return on Equity (Current Period) is defined as operating income for the trailing 12-month period divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Operating Return on Equity (Prior Period) is defined as operating income for the prior year divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Return on Equity (Current Period) is defined as net income for the trailing 12-month period divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Return on Equity (Prior Period) is defined as net income for the prior year divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Management uses the following GAAP ratios to measure the Company’s ongoing operations. They are calculated as follows:

Loss Ratio is defined as incurred losses divided by earned premiums.

Loss Adjustment Expense Ratio is defined as loss adjustment expenses divided by earned premiums.

Operating Expense Ratio is defined as total operating expenses divided by earned premiums.

Combined Ratio is defined as the sum of the loss ratio, the loss adjustment expense ratio and the expense ratio or the sum of incurred losses, loss adjustment expenses and total operating expenses divided by earned premiums.

Management uses the following operating statistics to measure components of the Company’s ongoing operations. They are calculated as follows:

Lapse Ratio is defined as the number of policies lapsing as a percentage of billings produced during a stated time period.

Actual vs. Expected Mortality Ratio is defined as benefit payments divided by the actuarially estimated benefit payments for the stated time period.

Persistency Ratio is defined as the annualized premium of policies in force at the end of the period as a percentage of the annualized premium paid at the end of the period.

Loan Portfolio Yield is defined as annualized interest income divided by the loan portfolio balance.

Loan Delinquency Ratio is defined as the amount of loans 30 or more days past due divided by the loan portfolio balance.

Return on Carried Value is defined as equity in net earnings divided by the simple average of beginning and end of period carrying value.

Certain amounts in prior periods have been reclassified to conform to the presentation adopted in the current period. Such reclassifications did not impact earnings.